Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Azitra, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share(3)	457(o)	10,204,081	$0.98	$10,000,000	0.0001531	$1,531.00
Equity	Pre-Funded Warrants(3)(4)	457(g)	-	-	-	-	-
Equity	Shares of Common Stock issuable upon exercise of Pre-Funded Warrants	457(o)	-	-	-	-	-
Equity	Placement Agent Warrants	457(g)	-	-	-	-	-
Equity	Shares of Common Stock issuable upon exercise of Placement Agent Warrants	457(o)	408,163	$1.225	$500,000	0.0001531	76.55
Total Offering Amounts					$10,500,000		$1,607.55
Total Fee Offsets							-
Net Fee Due							$1,607.55

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate number of shares of common stock, par value $0.0001 per share, of Azitra, Inc. (the “Common Stock”) that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)	The proposed maximum aggregate offering price of the shares of Common Stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the pre-funded warrants offered and sold in the offering (plus the aggregate exercise price of the shares of Common Stock issuable upon exercise of the pre-funded warrants), and as such the proposed aggregate maximum offering price of the shares of Common Stock and pre-funded warrants (including the shares of Common Stock issuable upon exercise of the pre-funded warrants), if any, is $10,000,000.

(4)	No fee due pursuant to Rule 457(g) under the Securities Act because the pre-funded warrants are being registered in the same registration statement as the shares of Common Stock issuable upon exercise of the pre-funded warrants.